                                                                    EXHIBIT 99.1

                                                       CONTACT:  ROBERT K. HYNES
                                                                  (212) 355-5200

                                                   RELEASE DATE:  APRIL 13, 2004

FOR IMMEDIATE RELEASE

             WHX ANNOUNCES 2003 FOURTH QUARTER and YEAR END RESULTS

NEW YORK - WHX CORPORATION (NYSE: WHX)

     WHX reported a net loss of $13.7 million, on sales of $78.5 million, for the fourth quarter of 2003 compared to a net loss of $20.7 million, on sales of
$79.3 million, in the same period in 2002. The 2002 results included a $20.0 million charge relating to the Company's agreement to provide additional funding to Wheeling Pittsburgh Corporation (WPC) as part of their Chapter 11 Plan of
Reorganization ("POR"). After deducting the preferred dividend requirement for
2003 and 2002 fourth quarter, basic and diluted loss per common share was $3.43 and $4.79, respectively.

     Full year results for 2003 were a loss from continuing operations of $169.2 million, compared to a loss from continuing operations of $12.0 million in 2002.
The 2003 results include a $48.1 million non-cash pension curtailment and special termination benefit charge related to the consummation of the POR for
WPC and its debtor affiliates (collectively, the "WPC Group"), and a non-cash goodwill impairment charge of $89.0 million. After deducting the preferred dividend requirement for 2003 and 2002, basic and diluted loss per common share from continuing operations was $35.08 and $5.86, respectively. Income from discontinued operations, including a gain on the sale of Unimast of $11.9 million, was $22.5 million, or $4.22 per share, for the year 2002. Sales for
2003 were $326.3 million compared to $386.4 million for 2002.

     In the first quarter of 2002 the Company adopted Statement of Financial
Accounting Statement No. 142 as of January 1, 2002. These new rules require, among other things, that goodwill and other intangible assets with indefinite useful lives no longer be amortized, and that they be tested for impairment at least annually. WHX recorded a $44 million non-cash charge ($8.26 per basic and diluted common share) for goodwill impairment related to the Handy & Harman Wire
Group in the first quarter of 2002. This charge is shown as the cumulative effect of an accounting change.

     As previously announced, the WPC Group's POR was consummated on August 1,
2003. The United States Bankruptcy Court for the Northern District of Ohio
confirmed the POR on June 18, 2003. Among other things, as a result of the consummation of the POR, each member of the WPC Group is no longer a subsidiary of WHX Corporation.

FOURTH QUARTER OPERATING RESULTS AND OTHER INCOME / EXPENSE

     Sales in the fourth quarter of 2003 were $78.5 million compared with $79.3 million in 2002. Sales decreased by $1.6 million at the Precious Metal Segment and $0.9 million at the Wire & Tubing Segment. These sales declines are primarily related to the closure of several facilities in 2002. Sales increased
$1.8 million at the Engineered Materials Segment due to new products and market share gains in this segment's fastener business, partially offset by a sales decline in this segment's electro-galvanizing business.

     For the fourth quarter of 2003, operating loss was $7.1 million, compared to an operating loss of $11.2 million in the fourth quarter of 2002. Operating income from the Precious Metal segment declined by $2.1 million to a loss of
$1.6 million in the 2003 quarter from income of $0.5 million in the fourth quarter of 2002. Operating performance at the Wire & Tubing segment improved by
$3.5 million to a $2.3 million loss in the 2003 quarter from a $5.8 million loss in the fourth quarter of 2002. The Engineered Materials segment reported operating income of $1.3 million in the fourth quarter of 2003 compared to a
$0.3 million operating loss in the fourth quarter of 2002. Unallocated corporate expenses decreased to $0.8 million in the fourth quarter of 2003 from $4.2 million in the fourth quarter of 2002. This improvement was primarily related to a decrease in unallocated pension expense of $3.2 million.

     In the fourth quarter of 2002, the Company recognized gains of $2.0 million from the early retirement of debt.

     Other expense was $1.3 million for the fourth quarter 2003, primarily related to foreign exchange losses. Other income of $2.2 million in the fourth quarter of 2002 was primarily from investment earnings.

FULL YEAR OPERATING RESULTS AND OTHER INCOME / EXPENSE

     Sales in 2003 were $326.3 million compared with $386.4 million in 2002.
Sales decreased by $57.7 million at the Precious Metal Segment and $10.3 million at the Wire & Tubing Segment. These sales declines are primarily related to the closure of several facilities in 2002. Sales increased by $7.8 million at the
Engineered Materials Segment due to new products and market share gains in this segment's fastener business, partially offset by a sales decline in this segment's electro-galvanizing business.

     In 2003, operating loss was $152.2 million, compared to an operating loss of $27.9 million in 2002. Operating loss at the segment level was $81.4 million in 2003 compared to an operating loss of $8.0 million in 2002. The 2003 results include a charge of $3.5 million for employee separation and related expenses resulting from a reduction in executive, administrative, and information technology personnel at Handy & Harman. These costs were allocated to the business segments. Operating loss for the Precious Metal Segment increased by
$44.0 million. The 2003 operating results for this segment include a $50.5 million goodwill impairment charge, $1.1 million in allocated employee separation expense, a $3.2 million gain from the liquidation of certain precious metal inventory, and a $2.2 million gain from insurance proceeds. The 2002 results included a restructuring charge of $12.0 million. Operating loss for the
Wire & Tubing Segment increased by $28.5 million. The 2003 operating results for this segment include a $38.5 million goodwill impairment charge and $1.5 million in allocated employee separation expense. The 2002 results include an $8.0 million restructuring charge, write-downs of $7.4 million for excess and slow moving inventory, and accelerated depreciation of $3.4 million. The balance of the decline in 2003 in operating income is due to increased raw material costs and lower selling prices associated with this segment's refrigeration business and lower margins in the stainless steel tubing markets. Operating income for the Engineered Materials Segment declined by $0.9 million in 2003. The 2003 results include $0.9 million in allocated employee separation expense.
Unallocated corporate expenses decreased to $16.4 million in 2003 from $17.4 million in 2002. This resulted from a decrease in unallocated pension expense of
$2.3 million partially offset by increased legal and insurance expense.

     In 2003 and 2002, the Company recognized gains of $3.0 million and $42.5 million, respectively, from the early retirement of debt.

     Other expense was $0.2 million in 2003 compared to $3.4 million of expense in 2002. The 2003 period loss included a $0.6 million loss on an interest rate swap and foreign exchange losses of $2.3 million, partially offset by net investment earnings. The 2002 period loss included a $4.8 million loss on an interest rate swap.

LIQUIDITY

     As previously announced, on March 31, 2004 the Company's wholly-owned subsidiary, Handy & Harman, successfully entered into new financing arrangements with each of Congress Financial Corporation ("Congress"), as agent, and Ableco
Finance LLC ("Ableco"), as agent, with aggregate commitments of $163.15 million.
Congress's facility consists of a revolving credit facility of up to $70 million and a term loan of $22.15 million. Ableco's facility consists of a Tranche B term loan of $71 million. In connection with the transaction, WHX also made a subordinated loan to Handy & Harman in the amount of $43.5 million. The proceeds of the loans from Congress, Ableco and WHX were primarily used to refinance
Handy & Harman's previous credit facility with Citibank, N.A., and for working capital purposes.

     The WHX 10 1/2% Senior Notes in the amount of $92.8 million are due on
April 15, 2005. It is the Company's intention to refinance this obligation prior to its scheduled maturity; however there can be no assurance that such refinancing will be obtained. The Company's access to capital markets in the future to refinance such indebtedness may be limited. If the Company were unable to refinance this obligation, it would have a material adverse impact on the liquidity, financial position and capital resources of WHX and would impact the
Company's ability to continue as a going concern.

     This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the
Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, general economic conditions, the ability of the Company to market and sell its products, and the effects of competition and pricing. Although the
Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there cannot be assurance that any forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in any forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

CONFERENCE CALL

            WHX Corporation invites all interested parties to the Company's fourth quarter and year-end 2003 conference call scheduled for Wednesday, April
14, 2004 at 10:30 A.M. Eastern Time. Callers can listen in by dialing (800)
347-6311 and entering access code 6250730.

                                 WHX CORPORATION

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                           THREE MONTHS ENDED DEC. 31,   YEARS ENDED DEC. 31,
                                                               2003          2002         2003          2002
-------------------------------------------------------------------------------------------------------------
                                                                        (in thousands except per share)

Net sales                                                    $  78,508    $  79,258    $ 326,296    $ 386,393

Cost of goods sold                                              64,481       66,005      265,001      318,104
                                                             ---------    ---------    ---------    ---------
Gross profit                                                    14,027       13,253       61,295       68,289

Selling, general and administrative expenses                    17,491       18,748       70,063       73,652
Pension - curtailment and special termination benefits            --           --         48,102
Goodwill impairment charge                                        --           --         89,000
Loss on disposal of assets                                       3,680        1,452        6,286        2,576
Restructuring charges                                            4,256         --         19,994
                                                             ---------    ---------    ---------    ---------
Income (loss) from operations                                   (7,144)     (11,203)    (152,156)     (27,933)
                                                             ---------    ---------    ---------    ---------
Other:
           Interest expense                                      4,709        5,782       19,166       27,257
           Equity in loss of WPC                                  --         20,000         --         20,000
           Gain on disposition of WPC                             --           --            534         --
           Gain on early retirement of debt                       --          2,003        2,999       42,491
           Other income (expense)                               (1,252)       2,169         (222)      (3,412)
                                                             ---------    ---------    ---------    ---------
Loss from continuing operations before taxes                   (13,105)     (32,813)    (168,011)     (36,111)

Tax provision (benefit)                                            632      (12,041)       1,197      (24,115)
                                                             ---------    ---------    ---------    ---------

Loss from continuing operations                                (13,737)     (20,772)    (169,208)     (11,996)
                                                             ---------    ---------    ---------    ---------
Discontiued operations:
   Income from discontinued operations - net of tax               --           --           --         10,601
   Gain on sale - net of tax                                      --            114         --         11,861
                                                             ---------    ---------    ---------    ---------
                                                                  --            114         --         22,462
                                                             ---------    ---------    ---------    ---------
Income (loss) before cumulative effect of
   accounting change                                           (13,737)     (20,658)    (169,208)      10,466

Cumulative effect of accounting change                            --           --           --        (44,000)
                                                             ---------    ---------    ---------    ---------

Net loss                                                       (13,737)     (20,658)    (169,208)     (33,534)

Dividend requirement for preferred stock                         4,856        4,856       19,424       19,224
                                                             ---------    ---------    ---------    ---------

Net loss applicable to common stock                          $ (18,593)   $ (25,514)   $(188,632)   $ (52,758)
                                                             =========    =========    =========    =========
BASIC PER SHARE OF COMMON STOCK
Loss from continuing operations net of preferred dividends   $   (3.43)   $   (4.81)   $  (35.08)   $   (5.86)
Income from discontinued operation                                             0.02         --           4.22
Cumulative effect of accounting change                            --           --           --          (8.26)
                                                             ---------    ---------    ---------    ---------
Net loss per share applicable to common shares               $   (3.43)   $   (4.79)   $  (35.08)   $   (9.90)
                                                             =========    =========    =========    =========

DILUTED PER SHARE OF COMMON STOCK
Loss from continuing operations                              $   (3.43)   $   (4.81)   $  (35.08)   $   (5.86)
Income from discontinued operation                                             0.02         --           4.22
Cumulative effect of accounting change                            --           --           --          (8.26)
                                                             ---------    ---------    ---------    ---------
Net loss per share applicable to common shares               $   (3.43)   $   (4.79)   $  (35.08)   $   (9.90)
                                                             =========    =========    =========    =========

                                 WHX CORPORATION

                          BUSINESS SEGMENT INFORMATION

                                                            THREE MONTHS ENDED                YEARS ENDED
(in thousands)                                                 DECEMBER 31                    DECEMBER 31
                                                           2003            2002           2003            2002
------------------------------------------------------------------------------------------------------------------
Segment revenue

  Precious Metal                                        $  21,306       $  22,934       $  84,572       $ 142,260

  Wire & Tubing                                            29,661          30,543         121,939         132,194

  Engineered Materials                                     27,541          25,781         119,785         111,939
                                                        ----------      ---------       ---------       ---------
    Consolidated revenue                                $  78,508       $  79,258       $ 326,296       $ 386,393
                                                        ==========      =========       =========       =========

Segment operating income

   Precious Metal                                       $  (1,642)      $     497(c)    $ (47,581)(e)   $  (3,536)(c)

   Wire & Tubing                                           (2,251)         (5,802)(d)     (42,566)(f)     (14,071)(d)

   Engineered Materials                                     1,267            (280)          8,755           9,624
                                                        ----------      ---------       ---------       ---------
                                                           (2,626)         (5,585)        (81,392)         (7,983)

Unallocated corporate expenses                                838           4,166          16,376          17,374

Pension - curtailment and special termination benefit        --              --            48,102            --

Loss on disposal of assets                                  3,680(a)        1,452(a)        6,286(b)        2,576(b)
                                                        ---------       ---------       ---------       ---------
    Operating income (loss)                                (7,144)        (11,203)       (152,156)        (27,933)

Interest expense                                            4,709           5,782          19,166          27,257

Equity in loss in WPC                                        --            20,000            --            20,000

Gain on disposition of WPC                                   --              --               534            --

Gain on early retirement of debt                             --             2,003           2,999          42,491

Other income (expense)                                     (1,252)          2,169            (222)         (3,412)
                                                        ----------      ---------       ---------       ---------
    Income (loss) from continuing operations
      before taxes                                        (13,105)        (32,813)       (168,011)        (36,111)

Tax provision (benefit)                                       632         (12,041)          1,197         (24,115)
                                                        ----------      ---------       ---------       ---------
    Income (loss) from continuing operations              (13,737)        (20,772)       (169,208)        (11,996)

Income from discontinued operations                          --               114            --            22,462
                                                        ----------      ---------       ---------       ---------
    Income (loss) before cumulative effect
    of accounting change                                  (13,737)        (20,658)       (169,208)         10,466

Cumulative effect of accounting change                       --              --              --           (44,000)
                                                        ----------      ---------       ---------       ---------
     Net income (loss)                                  $ (13,737)      $ (20,658)      $(169,208)      $ (33,534)
                                                        ==========      =========       =========       =========

(a)   Loss (gain) on disposal of assets includes the following amounts by segment for the 4th quarter 2003 and 2002, respectively: Precious Metal -
      $2,413 and ($692); Wire & Tube - $885 and $863; Engineered Materials - $0
      and $765
(b)   Loss (gain) on disposal of assets includes the following amounts by segment for the full year 2003 and 2002, respectively: Precious Metal -
      $4,557 and ($749); Wire & Tube - $1,485 and $2,044; Engineered Materials -
      $0 and $764
(c)   Includes restructuring charge of $1.3 million for the 4th quarter and
      $12.0 million for the full year 2002.
(d)   Includes restructuring charge of $3.0 million for the 4th quarter and $8.0 million for the full year 2002.
(e)   Includes goodwill impairment charge of $50.5 million
(f)   Includes goodwill impairment charge of $38.5 million